WHOLE FOODS MARKET
THE EYE GALLERY

WHITESTONE REIT

Creating Communities in Our Properties™

WSR LISTED NYSE

SUPPLEMENTAL OPERATING & FINANCIAL DATA FOR THE QUARTER ENDED JUNE 30, 2017

TRADER JOE'S

YANKEE CANDLE
NOW OPEN

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a self-managed fully integrated real estate investment trust that primarily
Common Shares	owns, manages and redevelops high quality retail properties which we refer to as Community Centered
PropertiesTM. As of June 30, 2017, we wholly owned 58 Community Centered PropertiesTM with approximately
58 Community Centers	5.0 million square feet of gross leasable area, located in six of the top markets in the United States in terms of
5.0 Million Sq. Ft. of gross	population growth: Austin, Chicago, Dallas-Fort Worth, Houston, Phoenix and San Antonio. Headquartered in
leasable area	Houston, Texas, we were founded in 1998. We also owned a majority interest in and managed 14 properties with
1,296 tenants	approximately 1.5 million square feet of gross leasable area through our investment in Pillarstone Capital REIT
Operating Partnership, L.P.

6 Top Growth Markets	We focus on value creation in our properties, as we market, lease and manage our properties. We invest in
Austin	properties that are or can become Community Centered Properties TM from which our tenants deliver needed services
Chicago	to the surrounding community. We focus on properties with smaller rental spaces that present opportunities for
Dallas-Fort Worth	attractive returns.
Houston
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their
San Antonio	respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional
Fiscal Year End	commercial real estate operators. We value diversity on our team and maintain in-house leasing, property
12/31	management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.
Common Shares &
Units Outstanding*:	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants,
Common Shares: 38.5 Million	medical, educational and financial services and entertainment. These tenants tend to occupy smaller spaces (less
Operating Partnership Units:	than 3,000 square feet) and, as of June 30, 2017 provided a 43% premium rental rate compared to our larger space
1.1 Million	tenants. The largest of our 1,296 tenants at our wholly owned properties comprised only 3.0% of our annualized base rental revenues for the three months ended June 30, 2017.
Distribution (per share / unit):
Quarter: $ 0.2850	Investor Relations:
Annualized: $ 1.1400	Whitestone REIT			ICR Inc.
Dividend Yield: 8.7%**	Dave Holeman, Chief Financial Officer			Brad Cohen
	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
James C. Mastandrea	website: www.whitestonereit.com
Donald F. Keating
Paul T. Lambert	Analyst Coverage:
Jack L. Mahaffey	Hilliard Lyons	JMP Securities	Ladenburg Thalmann	Maxim Group
David F. Taylor	Carol L. Kemple	Mitch Germain	Daniel P. Donlan	Michael Diana
Trustee Emeritus:	502.588.1839	212.906.3546	212.409.2056	212.895.3641
Daniel G. DeVos	ckemple@hilliard.com	mgermain@jmpsecurities.com	ddonlan@ladenburg.com	mdiana@maximgrp.com

* As of August 1, 2017	Robert W. Baird & Co.	SunTrust Robinson Humphrey	Wunderlich Securities, Inc.
** Based on common share price	RJ Milligan	Ki Bin Kim, CFA	Craig Kucera
of $13.03 as of close of market on	813.273.8252	212.303.4124	540.277.3366
August 1, 2017.	rjmilligan@rwbaird.com	kibin.kim@suntrust.com	ckucera@wundernet.com

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

Whitestone REIT Reports Second Quarter 2017 Results
- Annualized Base Rent Per Leased Square Foot in Wholly Owned Properties Grows 23% -
- Undepreciated Cost Basis Real Estate Assets Now Exceed $1.1 Billion -
- Net Income of $0.05 per Share -
- Funds from Operations ("FFO") of $0.22 per Share, FFO Core of $0.31 per Share -
- Updates 2017 Full Year Guidance -

HOUSTON, August 3, 2017 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating and financial results for the second quarter ended June 30, 2017. Whitestone acquires, owns, manages, develops and redevelops high quality “e-commerce resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s national, regional and local tenants provide daily necessities, needed services and entertainment not readily available online to the communities they serve.

Highlights
All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Second Quarter 2017 Compared to Second Quarter 2016:

•	20.2% growth in revenues to $30.2 million

•	Net income attributable to Whitestone REIT of $2.0 million

•	18.7% growth in net operating income (“NOI”) to $20.3 million

•	4.5% same store NOI growth in wholly owned properties. 2.8% same store growth in all properties, including consolidated partnership properties ("non-core" legacy assets)

•	FFO was $8.5 million versus $7.0 million or $0.22 per diluted share versus $0.24

•	FFO Core was $11.6 million versus $9.2 million or $0.31 per diluted share versus $0.32

•	23% increase in annualized base rent in wholly owned properties to $18.93 per leased square foot

•	6.4% rental rate increase on new and renewal leases executed in wholly owned properties. (GAAP basis, Trailing twelve months)

•	89.8% occupancy in Whitestone wholly owned operating properties, 89.3% including development portfolio

“Our neighborhood centers, located on the best retail corners within our targeted high growth communities, continue to produce strong results as evidenced by our 4.5% same store NOI growth,” commented Jim Mastandrea, Chairman and Chief Executive Officer. “Our more than $275 million of accretive acquisitions that have closed over the last twelve months have enabled us to continue to gain efficiencies in our operating platform and overall cost structure; bring total undepreciated cost basis real estate assets to over $1.1 billion in book value; and increase year over year revenues by 20.2%. Our focus on e-commerce resistant retailers and daily essential services at our community centers speaks to the power and resilience of our business strategy. Our differentiated model and highly targeted accretive acquisitions position Whitestone to perform well through consumer spending cycles and maximize long-term shareholder value.”

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of June 30, 2017, Whitestone wholly owned 58 Community Centered PropertiesTM with 5.0 million square feet of gross leasable area ("GLA"). The portfolio comprises 30 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s retail Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Dallas-Fort Worth (6), Houston (17) and the greater Phoenix metropolitan area (27). In addition to being business friendly, these are five of the top markets in the country in terms of size, economic strength and population growth. Between 2000 and 2014, all of these cities experienced double-digit growth in population, with Austin at +35.8%, San Antonio at +23.4%, Dallas-Fort Worth at +20.5%, Phoenix at +15.8% and Houston at +13.2%.

The Company’s retail properties in these markets are located on the best retail corners embedded in affluent communities. The Company also owns a majority interest in and manages 14 properties containing 1.5 million square feet of GLA through its investment in Pillarstone Capital REIT Operating Partnership L.P.

At the end of the second quarter of 2017, the Company's diversified tenant base comprised approximately 1,625 tenants, with the largest tenant accounting for only 2.6% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. The leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Leasing Activity:

During the second quarter, the leasing team signed 89 leases totaling 231,000 square feet of new, expansion and renewal leases, compared to 101 leases totaling 309,000 square feet in the second quarter of 2016. The total lease value added during the quarter was $21.0 million compared to $24.7 million during the same period last year. The Company's total operating portfolio occupancy stood at 89.8% at quarter end.

Acquisitions:

Eldorado Plaza

On May 3, 2017, the Company completed the acquisition of Eldorado Plaza, located in McKinney, Texas, for a purchase price of $46.6 million in cash and net prorations, using $24.6 million of borrowings under its credit facility and a portion of the net proceeds from its April offering of common shares. Eldorado Plaza is located on the north end of the Dallas “Platinum Corridor,” which is known for its mix of national companies and regional branch offices including Coca-Cola, Wells Fargo, Pizza Hut, Hilton Hotels, NexBank, iHeart Communications and Mary Kay Cosmetics. The Class-A lifestyle center contains 221,577 square feet of leasable space, with the option to purchase an additional 1.86 acres of developable land that will give Whitestone the ability to build an estimated 24,000 square feet of additional leasable space, based on current plans. As of June 30, 2017, Eldorado Plaza was 96% leased.

BLVD Place

On May 26, 2017, the Company completed the acquisition of BLVD Place, a Class-A retail center located in the affluent and fast-growing Uptown community of Houston, Texas, for a purchase price of $158.0 million, using $80 million of asset level mortgage financing and a portion of the net proceeds from its April offering of common shares. BLVD Place is located in Uptown Houston, one of the largest business districts in the United States. The 99% leased, Class-A lifestyle center, includes 216,944 square feet of leasable space and approximately 1.43 acres of developable land. The Company currently intends to develop a six-story, 137,000 square foot mixed-use building (the “BLVD Phase II Development”) on the developable land at BLVD Place, for an estimated $45 million incremental development cost. The BLVD Phase II Development is expected to include 46,000 square feet of retail space on the first two floors and 91,000 square feet of office space on the top four floors.

Balance Sheet and Liquidity

Balance Sheet:

Reflecting the Company's activities over the last twelve months, the Company’s undepreciated cost basis real estate assets grew by $295 million to $1.14 billion at June 30, 2017, compared to $844.8 million at June 30, 2016.

Liquidity, Debt and Credit Facility:

At June 30, 2017, 48 of the Company’s wholly-owned 58 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $728.7 million. The Company had total real estate debt, net of cash, of $653.7 million, of which approximately 67%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the second quarter was 3.9% and the weighted average remaining term was 5.7 years.

At quarter end, Whitestone had $9.3 million of cash available on its balance sheet and $72.8 million of available capacity under its credit facility, not including a $200 million accordion option.

Capital Markets Activity:

In April 2017, the Company completed the sale of 8,018,500 common shares at a public offering price of $13.00 per share for net proceeds of approximately $100 million, which the Company used to repay a portion of its credit facility and for general corporate purposes, including to fund a portion of the purchase prices of Eldorado Plaza and BLVD Place. During the three months ended June 30, 2017, the Company sold 176,576 common shares for net proceeds of approximately $2.4 million, which the Company used for general corporate purposes.

Dividend

On June 15, 2017, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the third quarter of 2017, to be paid in three equal installments of $0.095 in July, August and September 2017.

2017 Guidance

The Company is updating its previously released guidance for 2017 as follows:

2017 Guidance (per diluted share)	Current	Previous
Net Income	$0.26 - $0.31	$0.24 - $0.29
FFO	$0.97 - $1.02	$1.00 - $1.05
FFO Core	$1.29 - $1.34	$1.34 - $1.39
Same Store Property NOI Growth	2% - 4%	3% - 5%

The current guidance reflects the impact of the equity issuance and acquisitions in the second quarter, and lower than anticipated same store growth in the Company’s non-retail consolidated legacy portfolio. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2017 Financial Guidance” and “Reconciliation of Non-GAAP Measures - 2017 Financial Guidance” sections of the supplemental data package for the full list of guidance information.

Conference Call Information
In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Thursday, August 3, 2017 at 10:00 A.M. Central Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Dial-in number for domestic participants:         (877) 795-3638
Dial-in number for international participants:    (719) 325-4791

The conference call will be recorded and a telephone replay will be available through Thursday, August 17, 2017. Replay access information is as follows:

Replay number for domestic participants:        (844) 512-2921
Replay number for international participants:    (412) 317-6671
Passcode (for all participants):            8577318

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The second quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “e-commerce resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the community which are not readily available on the internet. Whitestone’s properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest-growing US population centers with highly educated workforces, high household incomes and strong job growth. Visit www.whitestonereit.com for additional information.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rate of return; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Contact Whitestone REIT:
David K. Holeman
Chief Financial Officer
Investor Relations (713) 435-2219

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per unit data)

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$1,140,299	$920,310
Accumulated depreciation	(118,442)	(107,258)
Total real estate assets	1,021,857	813,052
Cash and cash equivalents	9,267	4,168
Restricted cash	127	56
Marketable securities	550	517
Escrows and acquisition deposits	7,408	6,620
Accrued rents and accounts receivable, net of allowance for doubtful accounts	20,482	19,951
Unamortized lease commissions and loan costs	8,283	8,083
Prepaid expenses and other assets	3,431	2,762
Total assets	$1,071,405	$855,209

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$663,480	$544,020
Accounts payable and accrued expenses	30,206	28,692
Tenants' security deposits	6,600	6,125
Dividends and distributions payable	11,289	8,729
Total liabilities	711,575	587,566
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 38,526,489 and 29,468,563 issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	38	29
Additional paid-in capital	507,227	396,494
Accumulated deficit	(159,413)	(141,695)
Accumulated other comprehensive gain	845	859
Total Whitestone REIT shareholders' equity	348,697	255,687
Noncontrolling interests:
Redeemable operating partnership units	11,219	11,941
Noncontrolling interest in Consolidated Partnership	(86)	15
Total noncontrolling interests	11,133	11,956
Total equity	359,830	267,643
Total liabilities and equity	$1,071,405	$855,209

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Property revenues
Rental revenues	$23,010	$19,649	$44,306	$39,071
Other revenues	7,198	5,480	14,169	11,493
Total property revenues	30,208	25,129	58,475	50,564

Property expenses
Property operation and maintenance	5,375	4,683	10,869	9,477
Real estate taxes	4,487	3,304	8,407	6,658
Total property expenses	9,862	7,987	19,276	16,135

Other expenses (income)
General and administrative	5,848	5,413	12,017	10,249
Depreciation and amortization	6,681	5,521	12,689	10,913
Interest expense	5,629	4,748	10,782	9,552
Interest, dividend and other investment income	(101)	(78)	(239)	(175)
Total other expense	18,057	15,604	35,249	30,539

Income before gain (loss) on sale or disposal of properties or assets and income taxes	2,289	1,538	3,950	3,890

Provision for income taxes	(89)	(11)	(170)	(167)
Gain on sale of properties	16	—	16	2,890
Loss on sale or disposal of assets	(72)	(18)	(95)	(16)

Net income	2,144	1,509	3,701	6,597

Redeemable operating partnership units	60	25	114	116
Non-controlling interests in Consolidated Partnership	101	—	165	—
Less: Net income attributable to noncontrolling interests	161	25	279	116

Net income attributable to Whitestone REIT	$1,983	$1,484	$3,422	$6,481

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Basic Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.05	$0.10	$0.23
Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.05	$0.10	$0.22

Weighted average number of common shares outstanding:
Basic	35,716	26,819	32,583	26,712
Diluted	36,544	27,513	33,493	27,501

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.5700	$0.5700

Consolidated Statements of Comprehensive Income (Loss)

Net income	$2,144	$1,509	$3,701	$6,597

Other comprehensive gain (loss)

Unrealized loss on cash flow hedging activities	(780)	(2,450)	(48)	(8,491)
Unrealized gain on available-for-sale marketable securities	33	36	33	31

Comprehensive income (loss)	1,397	(905)	3,686	(1,863)

Less: Net income attributable to noncontrolling interests	161	26	279	116
Less: Comprehensive loss attributable to noncontrolling interests	(22)	(42)	(1)	(149)

Comprehensive income (loss) attributable to Whitestone REIT	$1,258	$(889)	$3,408	$(1,830)

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
	Six Months Ended
	June 30,
	2017	2016
Cash flows from operating activities:
Net income	$3,701	$6,597
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,689	10,913
Amortization of deferred loan costs	624	784
Amortization of notes payable discount	298	145
Loss (gain) on sale or disposal of assets and properties	79	(2,874)
Bad debt expense	907	763
Share-based compensation	4,833	3,844
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(788)	844
Accrued rent and accounts receivable	(1,438)	(2,014)
Unamortized lease commissions	(1,431)	(1,133)
Prepaid expenses and other assets	511	459
Accounts payable and accrued expenses	(6,756)	(2,537)
Tenants' security deposits	475	324
Net cash provided by operating activities	13,704	16,115
Cash flows from investing activities:
Acquisitions of real estate	(124,557)	—
Additions to real estate	(8,279)	(11,055)
Proceeds from sales of properties	26	3,957
Net cash used in investing activities	(132,810)	(7,098)
Cash flows from financing activities:
Distributions paid to common shareholders	(18,546)	(15,497)
Distributions paid to OP unit holders	(623)	(277)
Distributions paid to noncontrolling interest in Consolidated Partnership	(266)	—
Proceeds from issuance of common shares, net of offering costs	107,619	10,600
Net proceeds from credit facility	40,600	3,000
Repayments of notes payable	(1,826)	(1,585)
Payments of loan origination costs	(695)	—
Change in restricted cash	(71)	4
Repurchase of common shares	(1,987)	(1,922)
Net cash provided by (used in) financing activities	124,205	(5,677)

Net increase in cash and cash equivalents	5,099	3,340
Cash and cash equivalents at beginning of period	4,168	2,587
Cash and cash equivalents at end of period	$9,267	$5,927

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (unaudited) (in thousands)

	Six Months Ended
	June 30,
	2017	2016
Supplemental disclosure of cash flow information:
Cash paid for interest	$10,341	$9,169
Cash paid for taxes	329	284
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$232	$253
Financed insurance premiums	$1,115	$1,060
Value of shares issued under dividend reinvestment plan	$63	$53
Value of common shares exchanged for OP units	$206	$98
Change in fair value of available-for-sale securities	$33	$31
Change in fair value of cash flow hedge	$(48)	$(8,491)
Reallocation of ownership percentage between parent and subsidiary	$8	$—

Whitestone REIT and Subsidiaries
Consolidating Balance Sheet
As of June 30, 2017
(unaudited)
(in thousands, except share and per unit data)

	Whitestone	Pillarstone
	REIT	OP	Eliminations	Consolidated
ASSETS
Real estate assets, at cost
Property	$1,046,523	$93,776	$—	$1,140,299
Accumulated depreciation	(83,444)	(34,998)	—	(118,442)
Total real estate assets	963,079	58,778	—	1,021,857
Cash and cash equivalents	7,179	2,088	—	9,267
Restricted cash	127	—	—	127
Marketable securities	550	—	—	550
Escrows and acquisition deposits	5,966	1,442	—	7,408
Accrued rents and accounts receivable, net of allowance for doubtful accounts	18,852	3,368	(1,738)	20,482
Unamortized lease commissions and loan costs	7,166	1,117	—	8,283
Prepaid expenses and other assets	16,853	195	(13,617)	3,431
Total assets	$1,019,772	$66,988	$(15,355)	$1,071,405

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$614,053	$64,900	$(15,473)	$663,480
Accounts payable and accrued expenses	28,609	3,335	(1,738)	30,206
Tenants' security deposits	5,526	1,074	—	6,600
Dividends and distributions payable	11,289	—	—	11,289
Total liabilities	659,477	69,309	(17,211)	711,575
Commitments and contingencies:	—	—	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	—	—	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 38,526,489 and 29,468,563 issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	38	—	—	38
Additional paid-in capital	507,606	(2,235)	1,856	507,227
Accumulated deficit	(159,413)	—	—	(159,413)
Accumulated other comprehensive loss	845	—	—	845
Total Whitestone REIT shareholders' equity	349,076	(2,235)	1,856	348,697
Redeemable operating partnership units	11,219	—	—	11,219
Noncontrolling interests in Consolidated Partnership	—	(86)	—	(86)
Noncontrolling interest in subsidiary	11,219	(86)	—	11,133
Total equity	360,295	(2,321)	1,856	359,830
Total liabilities and equity	$1,019,772	$66,988	$(15,355)	$1,071,405

Whitestone REIT and Subsidiaries
Consolidating Statement of Operations
For the Three Months Ended June 30, 2017
(unaudited)
(in thousands, except share data)

	Whitestone	Pillarstone
	REIT	OP	Eliminations	Consolidated
Property revenues
Rental revenues	$19,626	$3,384	$—	$23,010
Other revenues	6,549	649	—	7,198
Intercompany management fees	242	—	(242)	—
Total property revenues	26,417	4,033	(242)	30,208

Property expenses
Property operation and maintenance	4,527	848	—	5,375
Real estate taxes	3,835	652	—	4,487
Intercompany management fees	—	242	(242)	—
Total property expenses	8,362	1,742	(242)	9,862

Other expenses (income)
General and administrative	5,848	—	—	5,848
Depreciation and amortization	5,639	1,042	—	6,681
Interest expense	5,083	678	(132)	5,629
Interest, dividend and other investment income	(233)	—	132	(101)
Total other expense	16,337	1,720	—	18,057

Income before loss on sale or disposal of assets and income taxes	1,718	571	—	2,289

Provision for income taxes	(69)	(20)	—	(89)
Gain on sale of properties	16	—	—	16
Loss on sale or disposal of assets	(67)	(5)	—	(72)

Net income	1,598	546	—	2,144

Redeemable operating partnership units	60	—	—	60
Non-controlling interests in Consolidated Partnership	—	101	—	101
Less: Net income attributable to noncontrolling interests	60	101	—	161

Net income attributable to Whitestone REIT	$1,538	$445	$—	$1,983

Whitestone REIT and Subsidiaries
Consolidating Statement of Operations
For the Six Months Ended June 30, 2017
(unaudited)
(in thousands, except share data)

	Whitestone	Pillarstone
	REIT	OP	Eliminations	Consolidated
Property revenues
Rental revenues	$37,521	$6,785	$—	$44,306
Other revenues	12,901	1,268	—	14,169
Intercompany management fees	500	—	(500)	—
Total property revenues	50,922	8,053	(500)	58,475

Property expenses
Property operation and maintenance	8,859	2,010	—	10,869
Real estate taxes	7,107	1,300	—	8,407
Intercompany management fees	—	500	(500)	—
Total property expenses	15,966	3,810	(500)	19,276

Other expenses (income)
General and administrative	12,017	—	—	12,017
Depreciation and amortization	10,742	1,947	—	12,689
Interest expense	9,690	1,348	(256)	10,782
Interest, dividend and other investment income	(495)	—	256	(239)
Total other expense	31,954	3,295	—	35,249

Income before loss on sale or disposal of assets and income taxes	3,002	948	—	3,950

Provision for income taxes	(125)	(45)	—	(170)
Gain on sale of properties	16	—	—	16
Loss on sale or disposal of assets	(84)	(11)	—	(95)

Net income	2,809	892	—	3,701

Redeemable operating partnership units	114	—	—	114
Non-controlling interests in Consolidated Partnership	—	165	—	165
Less: Net income attributable to noncontrolling interests	114	165	—	279

Net income attributable to Whitestone REIT	$2,695	$727	$—	$3,422

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
FFO AND FFO CORE	2017	2016	2017	2016
Net income attributable to Whitestone REIT	$1,983	$1,484	$3,422	$6,481
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	6,445	5,479	12,240	10,790
(Gain) loss on sale or disposal of assets and properties	55	18	77	(2,874)
Net income attributable to exchangeable operating partnership units	60	25	114	116
FFO	8,543	7,006	15,853	14,513

Adjustments to reconcile to FFO Core:
Share-based compensation expense	2,390	1,819	4,841	3,844
Acquisition costs	716	393	1,134	563
FFO Core	$11,649	$9,218	$21,828	$18,920

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$8,543	$7,006	$15,853	$14,513
Distributions paid on unvested restricted common shares	(105)	(197)	(200)	(352)
FFO excluding amounts attributable to unvested restricted common shares	$8,438	$6,809	$15,653	$14,161
FFO Core excluding amounts attributable to unvested restricted common shares	$11,544	$9,021	$21,628	$18,568

Denominator:
Weighted average number of total common shares - basic	35,716	26,819	32,583	26,712
Weighted average number of total noncontrolling OP units - basic	1,086	484	1,093	488
Weighted average number of total common shares and noncontrolling OP units - basic	36,802	27,303	33,676	27,200

Effect of dilutive securities:
Unvested restricted shares	828	694	910	789
Weighted average number of total common shares and noncontrolling OP units - diluted	37,630	27,997	34,586	27,989

FFO per common share and OP unit - basic	$0.23	$0.25	$0.46	$0.52
FFO per common share and OP unit - diluted	$0.22	$0.24	$0.45	$0.51

FFO Core per common share and OP unit - basic	$0.31	$0.33	$0.64	$0.68
FFO Core per common share and OP unit - diluted	$0.31	$0.32	$0.63	$0.66

(1)	Includes pro-rata share attributable to Pillarstone OP in 2017.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands, except per share and per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$1,983	$1,484	$3,422	$6,481
General and administrative expenses	5,848	5,413	12,017	10,249
Depreciation and amortization	6,681	5,521	12,689	10,913
Interest expense	5,629	4,748	10,782	9,552
Interest, dividend and other investment income	(101)	(78)	(239)	(175)
Provision for income taxes	89	11	170	167
Gain on sale of properties	(16)	—	(16)	(2,890)
Loss on disposal of assets	72	18	95	16
Net income attributable to noncontrolling interests	161	25	279	116
NOI	$20,346	$17,142	$39,199	$34,429

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$1,983	$1,484	$3,422	$6,481
Depreciation and amortization	6,681	5,521	12,689	10,913
Interest expense	5,629	4,748	10,782	9,552
Provision for income taxes	89	11	170	167
Gain on sale of properties	(16)	—	(16)	(2,890)
Loss on disposal of assets	72	18	95	16
Net income attributable to noncontrolling interests	161	25	279	116
EBITDA (1)	$14,599	$11,807	$27,421	$24,355

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2017	2017	2016	2016
Net income attributable to Whitestone REIT	$1,983	$1,440	$532	$949
Depreciation and amortization	6,681	6,008	6,095	5,449
Interest expense	5,629	5,153	5,018	4,669
Provision for income taxes	89	81	42	80
Gain on sale of properties	(16)	—	(467)	—
(Gain) loss on disposal of assets	72	23	106	(26)
Net income attributable to noncontrolling interests	161	117	35	15
EBITDA (1)	$14,599	$12,822	$11,361	$11,136

(1)
Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”): Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended
	June 30,			Percent
	2017	2016	Change	Change
Same Store (49 properties, exclusive of land held for development)
Property revenues
Rental revenues	$16,820	$16,315	$505	3%
Other revenues	5,706	4,976	730	15%
Total property revenues	22,526	21,291	1,235	6%

Property expenses
Property operation and maintenance	3,726	3,761	(35)	(1)%
Real estate taxes	3,371	2,762	609	22%
Total property expenses	7,097	6,523	574	9%

Total Same Store net operating income	15,429	14,768	661	4%

Non-Same Store (4 Properties, exclusive of land held for development)
Property revenues
Rental revenues	3,004	111	2,893	Not meaningful
Other revenues	841	40	801	Not meaningful
Total property revenues	3,845	151	3,694	Not meaningful

Property expenses
Property operation and maintenance	507	22	485	Not meaningful
Real estate taxes	489	14	475	Not meaningful
Total property expenses	996	36	960	Not meaningful

Total Non-Same Store net operating income	2,849	115	2,734	Not meaningful

Consolidated Partnership properties (14 Properties)
Property revenues
Rental revenues	3,186	3,223	(37)	(1)%
Other revenues	651	464	187	40%
Total property revenues	3,837	3,687	150	4%

Property expenses
Property operation and maintenance	1,142	900	242	27%
Real estate taxes	627	528	99	19%
Total property expenses	1,769	1,428	341	24%

Total Consolidated Partnership properties net operating income	2,068	2,259	(191)	(8)%

Total property net operating income	20,346	17,142	3,204	19%

Less total other expenses, provision for income taxes, gain on sale of properties and loss on disposal of assets	18,202	15,633	2,569	16%

Net income	$2,144	$1,509	$635	42%

	Six Months Ended
	June 30,			Percent
	2017	2016	Change	Change
Same Store (49 properties, exclusive of land held for development)
Property revenues
Rental revenues	$33,488	$32,398	$1,090	3%
Other revenues	11,472	10,306	1,166	11%
Total property revenues	44,960	42,704	2,256	5%

Property expenses
Property operation and maintenance	7,913	7,547	366	5%
Real estate taxes	6,537	5,571	966	17%
Total property expenses	14,450	13,118	1,332	10%

Total Same Store net operating income	30,510	29,586	924	3%

Non-Same Store (4 Properties, exclusive of land held for development)
Property revenues
Rental revenues	4,405	259	4,146	Not meaningful
Other revenues	1,442	105	1,337	Not meaningful
Total property revenues	5,847	364	5,483	Not meaningful

Property expenses
Property operation and maintenance	813	79	734	Not meaningful
Real estate taxes	603	44	559	Not meaningful
Total property expenses	1,416	123	1,293	Not meaningful

Total Non-Same Store net operating income	4,431	241	4,190	Not meaningful

Consolidated Partnership properties (14 Properties)
Property revenues
Rental revenues	6,413	6,414	(1)	—%
Other revenues	1,255	1,082	173	16%
Total property revenues	7,668	7,496	172	2%

Property expenses
Property operation and maintenance	2,143	1,851	292	16%
Real estate taxes	1,267	1,043	224	21%
Total property expenses	3,410	2,894	516	18%

Total Consolidated Partnership properties net operating income	4,258	4,602	(344)	(7)%

Total property net operating income	39,199	34,429	4,770	14%

Less total other expenses, provision for income taxes, gain on sale of properties and loss on disposal of assets	35,498	27,832	7,666	28%

Net income	$3,701	$6,597	$(2,896)	(44)%

(1)
We define “Same Stores” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended June 30, 2017 to the three months ended June 30, 2016, Same Stores include properties owned before April 1, 2016. For purposes of comparing the six months ended June 30, 2017 to the six months ended June 30, 2016, Same Stores include properties owned before January 1, 2016.

(2)
We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended June 30, 2017 to the three months ended June 30, 2016, Non-Same Stores include properties acquired between April 1, 2016 and June 30, 2017 and properties sold between April 1, 2016 and June 30, 2017, but not included in discontinued operations. For purposes of comparing the six months ended June 30, 2017 to the six months ended June 30, 2016, Non-Same Stores include properties acquired between January 1, 2016 and June 30, 2017 and properties sold between January 1, 2016 and June 30, 2017.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Other Financial Information:(1)

Tenant improvements (2)	$931	$726	$1,644	$1,184
Leasing commissions (2)	$765	$575	$1,026	$1,011
Maintenance Capital	$975	$598	$1,648	$1,189
Scheduled debt principal payments	$573	$540	$1,138	$1,041
Straight line rent income	$828	$359	$1,242	$835
Market rent amortization income from acquired leases	$153	$65	$301	$40
Non-cash share-based compensation expense	$2,390	$1,819	$4,841	$3,844
Non-real estate depreciation and amortization	$43	$41	$88	$123
Amortization of loan fees	$310	$315	$615	$630
Acquisition costs	$716	$393	$1,134	$563
Undepreciated value of unencumbered properties	$751,827	$591,994	$751,827	$591,994
Number of unencumbered properties	52	49	52	49
Full time employees	106	95	106	95

(1)	Includes pro-rata share attributable to Pillarstone OP in 2017.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of June 30, 2017
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	97.3%	38,526
Operating partnership units outstanding	2.7%	1,084
Total	100.0%	39,610

Market price of common shares as of
June 30, 2017		$12.25

Total equity capitalization		485,223	43%

Debt Capitalization:
Outstanding debt		$665,524
Less: Cash and cash equivalents		(9,267)
		656,257	57%

Total Market Capitalization as of
June 30, 2017		$1,141,480	100%

SELECTED RATIOS:
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2017	2017	2016	2016
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA	$14,599	$12,822	$11,361	$11,136

Interest expense	5,629	5,153	5,018	4,669
Less: amortization of loan fees	(314)	(310)	(310)	(313)
Interest expense, excluding amortization of loan fees	5,315	4,843	4,708	4,356

Ratio of EBITDA to interest expense	2.7	2.6	2.4	2.6

LEVERAGE RATIO
Debt/Undepreciated Book Value
Outstanding debt	$665,524	$556,819	$545,512	$551,235
Less: Cash	(9,267)	(6,503)	(4,168)	(8,786)
Outstanding debt after cash	$656,257	$550,316	$541,344	$542,449

Undepreciated real estate assets	$1,140,299	$924,280	$920,310	$918,562

Ratio of debt to real estate assets	58%	60%	59%	59%

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2017	2017	2016	2016
Debt/EBITDA Ratio
Outstanding debt	$665,524	$556,819	$545,512	$551,235
Less: Cash	(9,267)	(6,503)	(4,168)	(8,786)
Outstanding debt after cash	656,257	550,316	541,344	542,449

EBITDA	$14,599	$12,822	$11,361	$11,136
Share based compensation	2,390	2,451	3,361	3,042
Acquisition costs	716	418	1,111	427
EBITDA, adjusted	17,705	15,691	15,833	14,605

Impact of partial quarter acquisitions and dispositions	1,954	—	—	1,288

Pro forma quarterly EBITDA, adjusted	19,659	15,691	15,833	15,893

Pro forma annualized EBITDA, adjusted (1)	78,636	62,764	63,332	63,572

Ratio of debt to pro forma EBITDA, adjusted	8.35	8.77	8.55	8.53

(1)	Pro forma annualized EBITDA, adjusted represents pro forma quarterly EBITDA, adjusted multiplied by four.

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	June 30, 2017	December 31, 2016
Fixed rate notes
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2018 (1)	$9,860	$9,980
$50.0 million, 0.84% plus 1.35% to 1.90% Note, due October 30, 2020 (2)	50,000	50,000
$50.0 million, 1.50% plus 1.35% to 1.90% Note, due January 29, 2021 (3)	50,000	50,000
$100.0 million, 1.73% plus 1.65% to 2.25% Note, due October 30, 2022 (4)	100,000	100,000
$80.0 million, 3.72% Note, due June 1, 2027	80,000	—
$37.0 million 3.76% Note, due December 1, 2020 (5)	33,662	34,166
$6.5 million 3.80% Note, due January 1, 2019	5,931	6,019
$19.0 million 4.15% Note, due December 1, 2024	19,000	19,000
$20.2 million 4.28% Note, due June 6, 2023	19,535	19,708
$14.0 million 4.34% Note, due September 11, 2024	14,000	14,000
$14.3 million 4.34% Note, due September 11, 2024	14,300	14,300
$16.5 million 4.97% Note, due September 26, 2023 (5)	16,178	16,298
$15.1 million 4.99% Note, due January 6, 2024	14,971	15,060
$9.2 million, Prime Rate less 2.00% Note, due December 29, 2017 (6)	7,852	7,869
$2.6 million 5.46% Note, due October 1, 2023	2,492	2,512
$1.1 million 2.97% Note, due November 28, 2017	543	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.95%, due October 30, 2019 (7)	227,200	186,600
Total notes payable principal	665,524	545,512
Less deferred financing costs, net of accumulated amortization	(2,044)	(1,492)
	$663,480	$544,020

(1)	Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term.

(2)
Promissory note includes an interest rate swap that fixed the LIBOR portion of our five-year $50 million term loan under our unsecured credit facility at 0.84% through February 3, 2017 and 1.75% beginning February 3, 2017 through October 30, 2020.

(3)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our six-year $50 million term loan under our unsecured credit facility at 1.50%.

(4)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our $100 million term loan under our unsecured credit facility at 1.73%,

(5)	Promissory notes were assumed by Pillarstone OP in December 2016.

(6)
Promissory note includes an interest rate swap that fixed the interest rate at 5.72% for the duration of the term. As part of our acquisition of Paradise Plaza in August 2012, we recorded a discount on the note of $1.3 million, which amortizes into interest expense over the life of the loan and results in an imputed interest rate of 4.13%.

(7)	Unsecured line of credit includes certain Pillarstone Properties.

SCHEDULE OF DEBT MATURITIES AS OF JUNE 30, 2017
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2017	$1,828	$7,839	$9,667	1.5%
2018	$2,576	9,560	12,136	1.8%
2019	$2,392	232,857	235,249	35.3%
2020	$2,876	79,951	82,827	12.4%
2021	$1,918	50,000	51,918	7.8%
Thereafter	$4,444	269,283	273,727	41.2%
Total	$16,034	$649,490	$665,524	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	June 30,	June 30,	March 31,	December 31,	September 30,
Community Centered Properties	2017	2017	2017	2016	2016
Whitestone	4,855,950	90%	89%	90%	90%
Pillarstone	1,531,737	78%	80%	81%	81%
Development, New Acquisitions (1)	167,059	73%	63%	63%	80%
Total	6,554,746	87%	86%	87%	87%

(1)
Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS (continued)

Tenant Name(1)	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues(2)	Initial Lease Date	Year Expiring
Safeway Stores Incorporated (3)	Phoenix, Houston and Austin	$2,447	3.0%	11/14/1982, 5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/2016	2017, 2020, 2020, 2021, 2024 and 2034
Whole Foods Market	Houston	2,042	2.6%	9/3/2014	2035
Frost Bank	Houston	1,818	2.3%	7/1/2014	2024
Newmark Real Estate of Houston LLC	Houston	1,141	1.4%	10/1/15	2026
Bashas' Inc. (4)	Phoenix	936	1.2%	10/9/2004 and 4/1/2009	2024 and 2029
Verizon Wireless (5)	Phoenix and Houston	863	1.1%	8/19/1994, 1/27/2006, 2/1/2004 and 5/1/2014	2018, 2018, 2019 and 2024
Walgreens & Co. (6)	Phoenix and Houston	828	1.0%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2017, 2027, 2049 and 2056
Dollar Tree (7)	Phoenix and Houston	729	0.9%	3/1/1998, 8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009, 4/4/2011 and 5/21/2013	2017, 2020, 2020, 2021, 2021, 2023 and 2027
Alamo Drafthouse Cinema	Austin	689	0.9%	2/1/2012	2027
Wells Fargo & Company (8)	Phoenix	655	0.8%	10/24/1996 and 4/16/1999	2018 and 2022
University of Phoenix	San Antonio	541	0.7%	10/18/2010	2018
Kroger Co.	Dallas	483	0.6%	12/15/2000	2022
Ross Dress for Less, Inc. (9)	San Antonio, Phoenix and Houston	472	0.6%	2/11/2009, 6/18/2012 and 2/7/2013	2020, 2023 and 2023
Ruth's Chris Steak House	Phoenix	466	0.6%	1/1/1991	2020
Paul's Ace Hardware	Phoenix	460	0.6%	3/1/2008	2018
		$14,570	18.3%

(1)	Excludes Pillarstone OP owned properties.

(2)	Annualized Base Rental Revenues represents the monthly base rent as of June 30, 2017 for each applicable tenant multiplied by 12.

(3)
As of June 30, 2017, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $997,000, which represents approximately 1.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $42,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $321,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in November 2017, was $318,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2020, was $425,000, which represents approximately 0.5% of our total annualized base rental revenue.

(4)
As of June 30, 2017, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $232,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $704,000, which represents approximately 0.9% of our total annualized base rental revenue.

(5)
As of June 30, 2017, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2018, was $20,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2018, was $126,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2019, was $36,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $681,000, which represents approximately 0.9% of our total annualized rental revenue.

(6)
As of June 30, 2017, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $169,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in October 2017, was $82,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.4% of our total annualized rental revenue.

(7)
As of June 30, 2017, we had seven leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on March 1, 1998, and is scheduled to expire in December 2017, was $59,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2020, was $77,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2020, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2021, was $145,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 4, 2011, and is scheduled to expire in 2021, was $77,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $151,000, which represents approximately 0.2% of our total annualized base rental revenue.

(8)
As of June 30, 2017, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2022, was $114,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2018, was $541,000, which represents approximately 0.7% of our total annualized base rental revenue.

(9)
As of June 30, 2017, we had three leases with the same tenant occupying space at properties located in San Antonio, Phoenix and Houston. The annualized rental revenue for the lease that commenced on June 18, 2012, and is scheduled to expire in 2023, was $175,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 11, 2009, and is scheduled to expire in 2020, was $187,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 7, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - ALL PROPERTIES

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
RENEWALS
Number of Leases	54	52	115	132
Total Square Feet (1)	123,307	159,872	292,019	336,319
Average Square Feet	2,283	3,074	2,539	2,548
Total Lease Value	$6,063,000	$9,953,000	$15,676,000	$18,293,000
NEW LEASES
Number of Leases	35	49	65	91
Total Square Feet (1)	107,937	149,108	159,518	257,863
Average Square Feet	3,084	3,043	2,454	2,834
Total Lease Value	$14,931,000	$14,715,000	$21,616,000	$22,476,000
TOTAL LEASES
Number of Leases	89	101	180	223
Total Square Feet (1)	231,244	308,980	451,537	594,182
Average Square Feet	2,598	3,059	2,509	2,664
Total Lease Value	$20,994,000	$24,668,000	$37,292,000	$40,769,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
RENEWALS
Number of Leases	39	39	80	93
Total Square Feet (1)	76,815	123,422	175,617	202,374
Average Square Feet	1,970	3,165	2,195	2,176
Total Lease Value	$4,472,000	$8,393,000	$12,639,000	$14,626,000
NEW LEASES
Number of Leases	26	33	50	56
Total Square Feet (1)	73,046	89,537	116,812	133,649
Average Square Feet	2,809	2,713	2,336	2,387
Total Lease Value	$12,566,000	$10,959,000	$18,980,000	$15,349,000
TOTAL LEASES
Number of Leases	65	72	130	149
Total Square Feet (1)	149,861	212,959	292,429	336,023
Average Square Feet	2,306	2,958	2,249	2,255
Total Lease Value	$17,038,000	$19,352,000	$31,619,000	$29,975,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
2nd Quarter 2017	42	$4,971,774	81,314	3.0	$165,662	$2.04	$15.79	$16.23	$(35,297)	(2.7)%	$54,709	4.4%
1st Quarter 2017	49	8,995,340	112,649	3.9	302,258	2.68	20.20	19.89	34,228	1.6%	158,984	7.4%
4th Quarter 2016	37	10,517,254	124,838	6.6	315,900	2.53	14.02	13.68	42,453	2.5%	118,956	7.1%
3rd Quarter 2016	48	7,989,926	109,059	3.7	337,684	3.10	16.94	17.31	(40,803)	(2.1)%	104,838	5.8%
Total - 12 months	176	$32,474,294	427,860	4.5	$1,121,504	$2.62	$16.73	$16.72	$581	0.1%	$437,487	6.4%

Comparable New Leases:
2nd Quarter 2017	3	$499,832	4,499	5.9	$35,798	$7.96	$18.99	$19.17	$(794)	(0.9)%	$4,736	5.8%
1st Quarter 2017	9	1,533,894	18,653	4.5	95,726	5.13	18.38	18.33	969	0.3%	10,339	3.1%
4th Quarter 2016	5	3,681,027	48,715	9.6	180,896	3.71	7.72	7.58	6,964	1.8%	(266)	(0.1)%
3rd Quarter 2016	10	2,098,573	16,771	5.8	204,412	12.19	19.43	18.35	18,117	5.9%	34,591	11.7%
Total - 12 months	27	$7,813,326	88,638	7.6	$516,832	$5.83	$12.75	$12.47	$25,256	2.2%	$49,400	4.5%

Comparable Renewal Leases:
2nd Quarter 2017	39	$4,471,942	76,815	2.9	$129,864	$1.69	$15.60	$16.05	$(34,503)	(2.8)%	$49,973	4.3%
1st Quarter 2017	40	7,461,446	93,996	3.8	206,532	2.20	20.56	20.21	$33,259	1.7%	148,645	8.2%
4th Quarter 2016	32	6,836,227	76,123	4.7	135,004	1.77	18.04	$17.58	35,489	2.6%	119,222	9.3%
3rd Quarter 2016	38	5,891,353	92,288	3.3	133,272	1.44	16.49	17.12	(58,920)	(3.7)%	70,247	4.7%
Total - 12 months	149	$24,660,968	339,222	3.6	$604,672	$1.78	$17.76	$17.84	$(24,675)	(0.4)%	$388,087	6.7%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
2nd Quarter 2017	65	$18,119,486	155,408	5.4	$1,019,122	$6.56	17.62
1st Quarter 2017	65	14,708,609	144,168	4.4	802,674	5.57	21.76
4th Quarter 2016	63	18,961,325	196,746	6.0	945,768	4.81	16.57
3rd Quarter 2016	71	13,982,123	166,413	3.9	1,040,448	6.25	19.15
Total - 12 months	264	$65,771,543	662,735	5.0	$3,808,012	$5.75	$18.59

New
2nd Quarter 2017	26	$13,647,544	78,593	8.0	$889,258	$11.31	$19.58
1st Quarter 2017	24	6,414,383	43,766	5.6	514,144	11.75	24.03
4th Quarter 2016	30	11,810,806	110,325	7.3	796,948	7.22	15.09
3rd Quarter 2016	29	7,150,002	61,304	4.9	842,254	13.74	23.29
Total - 12 months	109	$39,022,735	293,988	6.7	$3,042,604	$10.35	$19.33

Renewal
2nd Quarter 2017	39	$4,471,942	76,815	2.9	$129,864	$1.69	15.60
1st Quarter 2017	41	8,294,226	100,402	3.8	288,530	2.87	20.78
4th Quarter 2016	33	7,150,519	86,421	4.3	148,820	1.72	18.46
3rd Quarter 2016	42	6,832,121	105,109	3.4	198,194	1.89	16.74
Total - 12 months	155	$26,748,808	368,747	3.6	$765,408	$2.08	$18.00

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.

(3)	Estimated amount per signed lease. Actual cost of construction may vary.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS - ALL PROPERTIES(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of June 30, 2017
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2017	259	582,222	8.9%	$8,122	8.7%	$13.95
2018	346	997,419	15.2%	15,747	16.8%	15.79
2019	266	721,226	11.0%	12,870	13.8%	17.84
2020	225	898,893	13.7%	14,069	15.0%	15.65
2021	194	607,344	9.3%	10,823	11.6%	17.82
2022	149	562,380	8.6%	8,495	9.1%	15.11
2023	40	195,859	3.0%	2,877	3.1%	14.69
2024	48	400,043	6.1%	6,760	7.2%	16.90
2025	31	121,430	1.9%	3,075	3.3%	25.32
2026	21	164,033	2.5%	3,174	3.4%	19.35
Total	1,579	5,250,849	80.2%	$86,012	92.0%	$16.38

(1)	Lease expirations table reflects rents in place as of June 30, 2017, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of June 30, 2017 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS - WHITESTONE REIT ONLY(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of June 30, 2017
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2017	184	371,006	7.4%	$5,870	7.3%	$15.82
2018	245	633,013	12.6%	11,877	14.8%	18.76
2019	216	562,895	11.2%	11,160	13.9%	19.83
2020	183	721,030	14.4%	12,234	15.2%	16.97
2021	163	473,552	9.4%	9,041	11.3%	19.09
2022	130	491,624	9.8%	7,767	9.7%	15.80
2023	34	146,341	2.9%	2,268	2.8%	15.50
2024	47	388,775	7.7%	6,586	8.2%	16.94
2025	31	121,430	2.4%	3,075	3.8%	25.32
2026	21	164,033	3.3%	3,174	4.0%	19.35
Total	1,254	4,073,699	81.1%	$73,052	91.0%	$17.93

(1)	Lease expirations table reflects rents in place as of June 30, 2017, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of June 30, 2017 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2017 FINANCIAL GUIDANCE

	As of	As of
	August 2, 2017	March 1, 2017
Net income attributable to Whitestone REIT per common share and OP unit - diluted	$0.26 - $0.31	$0.24 - $0.29
FFO Core per common share and OP unit - diluted	$1.29 - $1.34	$1.34 - $1.39
FFO per common share and OP unit - diluted	$0.97 - $1.02	$1.00 - $1.05
Same Store Property NOI	2% - 4%	3% - 5%

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. We will update our guidance, on a quarterly basis, or more often as needed, reflecting the impact of acquisition volume and other factors.

RECONCILIATION OF NON-GAAP MEASURES - 2017 FINANCIAL GUIDANCE (per diluted common share and OP unit)

Guidance:	As of August 2, 2017
Net income attributable to Whitestone REIT	$0.26	$0.31

Adjustments to reconcile net income to FFO:
Depreciation expense, amortization, gain on disposal of assets	0.71	0.71
FFO	$0.97	$1.02

Adjustments to reconcile FFO to FFO Core:
Non-cash share based compensation and acquisition expenses	0.32	0.32
FFO Core	$1.29	$1.34

Whitestone REIT and Subsidiaries Property Details As of June 30, 2017

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 6/30/2017	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	91%	$909	$13.75	$13.58
Anthem Marketplace	Phoenix	2000	113,293	95%	1,706	15.85	16.08
Bellnott Square	Houston	1982	73,930	36%	289	10.86	10.78
Bissonnet Beltway	Houston	1978	29,205	81%	308	13.02	13.10
BLVD Place	Houston	2014	216,944	99%	8,360	38.92	42.76
The Citadel	Phoenix	2013	28,547	91%	465	17.90	17.28
City View Village	San Antonio	2005	17,870	100%	461	25.80	29.16
Davenport Village	Austin	1999	128,934	93%	2,784	23.22	25.89
Desert Canyon	Phoenix	2000	62,533	87%	744	13.68	14.10
Eldorado Plaza	Dallas	2004	221,577	96%	2,879	13.53	15.41
Fountain Hills	Phoenix	2009	111,289	87%	1,678	17.33	16.96
Fountain Square	Phoenix	1986	118,209	90%	1,780	16.73	15.65
Fulton Ranch Towne Center	Phoenix	2005	113,281	78%	1,522	17.23	17.88
Gilbert Tuscany Village	Phoenix	2009	49,415	91%	812	18.06	18.50
Heritage Trace Plaza	Dallas	2006	70,431	98%	1,535	22.24	23.69
Headquarters Village	Dallas	2009	89,134	92%	2,357	28.74	30.34
Keller Place	Dallas	2001	93,541	96%	917	10.21	10.67
Kempwood Plaza	Houston	1974	101,008	90%	899	9.89	9.70
La Mirada	Phoenix	1997	147,209	83%	2,543	20.81	21.32
Lion Square	Houston	2014	117,592	97%	1,413	12.39	12.35
The Marketplace at Central	Phoenix	2012	111,130	99%	950	8.63	8.74
Market Street at DC Ranch	Phoenix	2003	242,459	93%	4,298	19.06	20.01
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	53%	1,238	19.67	21.55
Paradise Plaza	Phoenix	1983	125,898	92%	1,651	14.25	14.12
Parkside Village North	Austin	2005	27,045	96%	655	25.23	30.31
Parkside Village South	Austin	2012	90,101	98%	2,288	25.91	26.69
Pima Norte	Phoenix	2007	35,110	65%	383	16.78	18.05
Pinnacle of Scottsdale	Phoenix	1991	113,108	98%	2,182	19.68	20.05
The Promenade at Fulton Ranch	Phoenix	2007	98,792	63%	1,064	17.10	18.28
Providence	Houston	1980	90,327	94%	756	8.90	10.16
Quinlan Crossing	Austin	2012	109,892	89%	2,220	22.70	23.75
Shaver	Houston	1978	21,926	98%	295	13.73	13.40
Shops at Pecos Ranch	Phoenix	2009	78,767	98%	1,506	19.51	20.48
Shops at Starwood	Dallas	2006	55,385	92%	1,446	28.38	29.52
The Shops at Williams Trace	Houston	1985	132,991	95%	1,889	14.95	14.99
South Richey	Houston	1980	69,928	95%	682	10.27	10.22
Spoerlein Commons	Chicago	1987	41,455	84%	728	20.91	20.85
The Strand at Huebner Oaks	San Antonio	2000	73,920	96%	1,575	22.19	22.10
SugarPark Plaza	Houston	1974	95,032	100%	979	10.30	11.96
Sunridge	Houston	1979	49,359	75%	378	10.21	11.86
Sunset at Pinnacle Peak	Phoenix	2000	41,530	87%	609	16.86	16.83
Terravita Marketplace	Phoenix	1997	102,733	95%	1,358	13.91	14.69
Torrey Square	Houston	1983	105,766	84%	754	8.49	9.02
Town Park	Houston	1978	43,526	98%	869	20.37	21.31
Village Square at Dana Park	Phoenix	2009	323,026	90%	6,347	21.83	21.63
Westchase	Houston	1978	49,573	87%	643	14.91	14.70
Williams Trace Plaza	Houston	1983	129,222	90%	1,606	13.81	13.86
Windsor Park	San Antonio	2012	196,458	97%	1,846	9.69	10.08
Woodlake Plaza	Houston	1974	106,169	87%	1,531	16.58	16.11
Total/Weighted Average - Whitestone Properties			4,855,950	90%	77,087	17.64	18.37

Whitestone Development Properties:
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	—%	$—	$—
Pinnacle Phase II	Phoenix	2017	27,063	91%	125	5.08	32.73
Seville	Phoenix	1990	90,042	83%	2,416	32.33	35.65
Shops at Starwood Phase III	Dallas	2016	35,351	63%	292	13.11	37.90
Total/Weighted Average - Development Properties (4)			167,059	73%	2,833	23.23	35.37

Total/Weighted Average - Whitestone Properties			5,023,009	89%	79,920	17.88	18.93

Pillarstone Properties:
9101 LBJ Freeway	Dallas	1985	125,874	82%	$1,486	$14.40	$13.98
Corporate Park Northwest	Houston	1981	174,359	77%	1,712	12.75	12.72
Corporate Park West	Houston	1999	175,665	73%	1,408	10.98	11.57
Corporate Park Woodland	Houston	2000	99,937	100%	1,050	10.51	10.47
Corporate Park Woodland II	Houston	2000	16,220	70%	163	14.36	14.27
Dairy Ashford	Houston	1981	42,902	27%	95	8.20	8.20
Holly Hall Industrial Park	Houston	1980	90,000	91%	755	9.22	8.52
Holly Knight	Houston	1984	20,015	92%	333	18.08	17.81
Interstate 10 Warehouse	Houston	1980	151,000	95%	627	4.37	4.52
Main Park	Houston	1982	113,410	61%	524	7.57	7.53
Plaza Park	Houston	1982	105,530	62%	552	8.44	8.41
Uptown Tower	Dallas	1982	253,981	77%	3,742	19.13	18.61
Westbelt Plaza	Houston	1978	65,619	82%	561	10.43	10.00
Westgate Service Center	Houston	1984	97,225	80%	614	7.89	8.52
Total/Weighted Average - Pillarstone Properties			1,531,737	78%	13,622	11.40	11.32

Land Held for Development:
Anthem Marketplace	Phoenix	N/A	—	—	$—	$—	$—
BLVD Phase II-B	Houston	N/A	—	—	—	—	—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Total/Weighted Average - Land Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average			6,554,746	87%	$93,542	$16.40	$17.21

(1)
Calculated as the tenant's actual June 30, 2017 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of June 30, 2017. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of June 30, 2017 equaled approximately $466,000 for the month ended June 30, 2017.

(2)	Calculated as annualized base rent divided by gross leasable area leased as of June 30, 2017. Excludes vacant space as of June 30, 2017.

(3)
Represents (i) the contractual base rent for leases in place as of June 30, 2017, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of June 30, 2017.

(4)
Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

(5)	As of June 30, 2017, these parcels of land were held for development and, therefore, had no gross leasable area.

Creating Communities in Our Properties™
www.whitestonereit.com

AUSTIN Davenport Village • Quinlan Crossing • Parkside Village North • Parkside Village South • DALLAS Heritage Trace Plaza • Shops at Starwood • Headquarters Village • Keller Place • Eldorado Plaza • HOUSTON BLVD Place • Williams Trace Plaza • The Shops at Williams Trace • South Richey • Shaver Street Center • Bissonnet Beltway Plaza • Westchase Plaza • Sunridge Center • Town Park Plaza • Providence Plaza • Sugar Park Plaza • Kempwood Plaza • Bellnott Square • Torrey Square • Lion Square • Woodlake Plaza • PHOENIX Fulton Ranch Towne Center • Promenade at Fulton Ranch • Gilbert Tuscany Village • Ahwatukee Plaza • Pinnacle of Scottsdale • Sunset at Pinnacle Peak • Village Square at Dana Park • Fountain Square • Shops at Pecos Ranch • Mercado at Scottsdale Ranch • Pima Norte • The Citadel • Marketplace at Central • Desert Canyon • Terravita Marketplace • Paradise Plaza • Anthem Marketplace • Fountain Hills Plaza • Market Street at DC Ranch • La Mirada Center • Scottsdale Seville • SAN ANTONIO City View Village • The Strand at Huebner Oaks • Windsor Park Centre • CHICAGO Spoerlein Commons •

WSR
LISTED
NYSE

Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348
Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181
Dallas Division Office: 4144 North Central Expressway, Suite 610, Dallas, TX 75204 | Phone 214.824.7888
Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507
San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037